EXHIBIT 4.6

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                              FIRST AMENDMENT

                                     TO

                  REVOLVING CREDIT AND TERM LOAN AGREEMENT

                         DATED AS OF APRIL 18, 1997

                                BY AND AMONG

                         NIAGARA COLD DRAWN CORP.,

                           LASALLE STEEL COMPANY

                                    AND

                  MANUFACTURERS AND TRADERS TRUST COMPANY,

                                 CIBC INC.

                                    AND

                             NATIONAL CITY BANK

                                    AND

             MANUFACTURERS AND TRADERS TRUST COMPANY, AS AGENT

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                       Dated as of September 4, 1997

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            WHEREAS, NIAGARA COLD DRAWN CORP., a Delaware corporation, having its principal office at 110 Hopkins Street, Buffalo, New York, ("NCDC"), LASALLE STEEL COMPANY, a Delaware corporation, having its principal office at 1412 150th Street, Hammond, Indiana ("LaSalle") (NCDC and LaSalle being collectively referred to as the "Borrowers", and indi vidually as a "Borrower"), MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation having its principal office at One M&T Plaza, Buffalo, New York ("M&T"), CIBC INC., a Delaware banking corporation having its principal office at 425 Lexington Avenue, New York, New York ("CIBC") and NATIONAL CITY BANK, a national banking association having its principal office at National City Center, 1900 East Ninth Street, Cleveland, Ohio ("National"), and M&T, as administra tive, collateral and documentation agent for the Banks (M&T to be referred to in such capacity as "Agent"), are parties to a Revolving Credit and Term loan Agreement dated as of April 18, 1997 (the "Credit Agreement"); and

            WHEREAS, THE PRUDENTIAL INSURANCE COMPANY OF AMER ICA, a New Jersey mutual insurance company having an office at One Gateway Center, Newark, New Jersey ("Prudential") and THE NATIONAL BANK OF CANADA, a Canadian chartered bank having a domestic branch at 125 West 55th Street, New York, New York ("NBC"), became parties to the Credit Agreement by assignment of portions of the credit commitments of various parties thereto (M&T, CIBC, National, Prudential and NBC being col lectively referred to herein as the "Banks", individually as a "Bank"); and

            WHEREAS, the Borrowers have requested that the Agent and the Banks amend, and the Agent and the Banks have agreed to amend, certain provisions of the Credit Agreement.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

      A. The following definitions shall be added to the Credit Agreement:

            "Prime Revolver Loan": the outstanding and unpaid principal balance of each Revolving Credit Loan bearing interest at the Adjusted Prime Rate pursuant to Subsections 2.1(c)(ii) or 2.1(c)(iii), and shall specifically include each Swingline Loan.

            "Swingline Bank": for the purposes of this Agree ment and Subsection 2.1(c)(iii) specifically, M&T.

            "Swingline Loan": each Prime Revolver Loan that is borrowed on the same date as requested by a Borrower, pursu ant to Subsection
2.1(c)(iii).

      B. Subsection 2.1(c) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

            (c)   Notice and Manner of Borrowing.

                  (i) LIBOR Rate Loans. Each Borrower request ing a Revolving Credit Loan that will be a LIBOR Rate Loan shall give the Agent notice (a "Notice of Borrowing", in the form of Exhibit B hereto) at least three (3) Business Days prior to the date it desires such LIBOR Rate Loan to be made, specifying: (A) The date on which such LIBOR Rate Loan will be advanced (such Loan's "Borrowing Date"); (B) the principal amount of such LIBOR Rate Loan; and (C) the duration of the LIBOR Rate Period elected by such Borrower in such Notice of Borrowing. Each Notice of Borrowing for a LIBOR Rate Loan shall be irrevocable and shall be given to the Agent by not later than 11:00 a.m. (Eastern Standard Time or Eastern Daylight Savings Time, as the case may be) on the day which is not less than the number of Business Days specified above for such notice. Each Borrowing Date shall be a Business Day, and for LIBOR Rate Loans shall be the proposed commence ment date of the applicable LIBOR Rate Period of such LIBOR Rate Loan. After receiving a Notice of Borrowing for a LIBOR Rate Loan, the Agent shall promptly notify each Bank by telephone of such Notice of Borrowing and such Bank's Propor tionate Revolving Credit Commitment for the principal amount of such LIBOR Rate Loan. Each Bank shall, before 11:00 a.m. (Eastern Standard Time or Eastern Daylight Savings Time, as the case may be) on the Borrowing Date, deposit with the Agent such Bank's Proportionate Revolving Credit Commitment for the principal amount of such LIBOR Rate Loan in immedi ately available funds. Upon fulfillment of all applicable conditions set forth herein and after receipt by the Agent of such funds, the Agent shall pay or deliver all funds so received to the order of the Borrower that delivered the Notice of Borrowing at the Principal Office of the Agent. Each LIBOR Rate Loan which does not utilize the Revolving Credit Commitment in full shall be in an amount of not less than One Hundred Thousand Dollars ($100,000) and, if in an amount greater than One Hundred Thousand Dollars ($100,000), shall be in whole multiples of Fifty Thousand Dollars ($50,000).

            (ii) Prime Revolver Loans. Each Borrower requesting a Revolving Credit Loan that will be a Prime Revolver Loan (other than a Swingline Loan, as described in Subsection 2.1(c)(iii), below) shall give the Agent a Notice of Borrowing at least one (1) Business Day prior to the date it desires such Prime Revolver Loan to be made, specifying: (A) the date on which such Prime Revolver Loan will be ad vanced (such Loan's "Borrowing Date"); and (B) the principal amount of such Prime Revolver Loan. Each Notice of Borrowing for a Prime Revolver Loan shall be irrevocable and shall be given to the Agent by not later than 11:00 a.m. (Eastern Standard Time or Eastern Daylight Savings Time, as the case may be) on a Business Day which is not less than the number of Business Days specified above for such notice. After receiving a Notice of Borrowing for a Prime Revolver Loan, the Agent shall promptly notify each Bank by telephone of such Notice of Borrowing and such Bank's Proportionate Re volving Credit Commitment for the principal amount of such Prime Revolver Loan. Each Bank shall, before 11:00 a.m. (Eastern Standard Time or Eastern Daylight Savings Time, as the case may be) on the Borrowing Date, deposit with the Agent such Bank's Proportionate Revolving Credit Commitment for the principal amount of such Prime Revolver Loan in immediately available funds. Upon fulfillment of all appli cable conditions set forth herein and after receipt by the Agent of such funds, the Agent shall pay or deliver all funds so received to the order of the Borrower that delivered the Notice of Borrowing at the Principal Office of the Agent. Each Prime Revolver Loan which does not utilize the Revolving Credit Commitment in full shall be in an amount of not less than Fifty Thousand Dollars ($50,000) and, if in an amount greater than Fifty Thousand Dollars ($50,000), shall be in whole multiples of Ten Thousand Dollars ($10,000).

                  (iii) Swingline Loans.

                        (A)   Notwithstanding the provisions of
Subsection 2.1(c)(ii), above, each Borrower may from time to time request the Swingline Bank to consider making a Prime Revolver Loan that will be a Swingline Loan to such Borrower. Each Borrower requesting a Swingline Loan shall give the Agent and the Swingline Bank a Notice of Borrowing on the date on which the Borrower desires such Swingline Loan to be made (such Loan's "Borrowing Date"), specifying (I) the principal amount of such Swingline Loan, (II) the aggregate amount of Swingline Loans outstanding, both before and after giving effect to such Swingline Loan, and (III) such Swingline Loan's Borrowing Date. Each Notice of Borrowing with respect to a Swingline Loan shall be irrevocable and shall be given to the Agent and the Swingline Bank by not later than 11:00 a.m. (Eastern Standard Time or Eastern Daylight Savings Time, as the case may be) on a Business Day.

                        (B) Any decision to make a Swingline
Loan to a Borrower shall be in the sole and absolute discre tion of the Swingline Bank, and the Swingline Bank shall review each request for a Swingline Loan on a case-by-case basis. The Swingline Bank shall not make a Swingline Loan if it has actual notice, or has received notice from the Agent, any Bank or a Borrower, that an Event of Default has occurred and is continuing. Other than instances in which the Swingline Bank has actual notice, or has received notice from the Agent, any Bank or a Borrower, that an Event of Default has occurred and is continuing, in the event the Swingline Bank does not approve a Borrower's request for a Swingline Loan, the Notice of Borrowing delivered to the Agent request ing a Swingline Loan shall be treated as a Notice of Borrow ing for a Prime Revolver Loan pursuant to the provisions of Subsection 2.1(c)(ii), above, and such requested loan's Borrowing Date shall be deemed to be the earliest Borrowing Date provided for Prime Revolver Loans following delivery of such Notice of Borrowing to the Agent pursuant to such Sub section. This Agreement does not constitute a commitment, and the Swingline Bank shall not have any obligation, to make any Swingline Loan.

                        (C) Each Swingline Loan shall be in an
amount of not less than Fifty Thousand Dollars ($50,000) and, if in an amount greater than Fifty Thousand Dollars ($50,000), shall be in whole multiples of Ten Thousand Dol lars ($10,000). No Swingline Loan shall (I) be in an amount greater than Five Million Dollars ($5,000,000), or (II) either individually or when aggregated with all other Swingline Loans, exceed the amount of the Swingline Bank's Proportionate Revolving Credit Commitment.

                        (D) If, after receiving a Notice of
Borrowing with respect to a Swingline Loan, and upon such Borrower's fulfillment of all applicable conditions set forth herein, the Swingline Bank elects to make a Swingline Loan available to the Borrower requesting such Loan, the Swingline Bank shall (I) notify such Borrower by 1:00 p.m. (Eastern Standard Time or Eastern Daylight Savings Time, as the case may be) on the specified Borrowing Date of such election, (II) pay or deliver all funds so requested by such Borrower in the Notice of Borrowing by the end of business on such Swingline Loan's Borrowing Date at the Principal Office of the Agent, and (III) promptly notify the Agent of such Swingline Loan.

                        (E) After receiving notice of a
Swingline Loan from the Swingline Bank, the Agent shall promptly notify each Bank by telephone of such Swingline Loan and of such Bank's Proportionate Revolving Credit Commitment for the principal amount of such Swingline Loan. Each Bank (other than the Swingline Bank) shall, before 11:00 a.m. (Eastern Standard Time or Eastern Daylight Savings Time, as the case may be) on the Business Day immediately following the Borrowing Date of a Swingline Loan, deposit with the Agent such Bank's Proportionate Revolving Credit Commitment for the principal amount of such Swingline Loan in immedi ately available funds. After receipt by the Agent of such funds, the Agent shall pay or deliver all funds so received to the order of the Swingline Bank to the account designated by the Swingline Bank for the receipt of such funds, and each amount paid by a Bank to the Agent for the account of the Swingline Bank shall constitute such Bank's Proportionate Revolving Credit Commitment with respect to such Swingline Loan for purposes of this Agreement and the Revolving Credit Note.

                        (F)   Upon one (1) Business Day's written
notice to the Agent and the other Banks, any Bank (including the Swingline
Bank) may elect to discontinue to honor any Notice of Borrowing with respect to a Swingline Loan deliv ered to the Swingline Bank and the Agent after such notice. In such event, the Agent and other Banks shall elect to either (I) terminate the availability of Swingline Loans to the Borrowers after the date of such notice, or (II) negoti ate with the Borrowers an alternate method of making Swingline Loans (or an equivalent form of credit) available to the Borrowers upon terms and conditions satisfactory to the Banks.

      c. The last sentence of Subsection 2.3(a)(i) of the Credit Agreement shall be deleted in its entirety and re placed with the following:

            Interest on each LIBOR Rate Loan shall be payable in arrears in immediately available funds to the Agent at the Agent's Principal Office
(I) for LIBOR Rate Periods of less than ninety (90) days, on the last day of such LIBOR Rate Period, and (II) for LIBOR Rate Periods of greater than ninety (90) days, [a] at the end of the ninety (90) day period beginning with the commencement of such LIBOR Rate Period, [b] at the end of each succeeding ninety (90) day period, and [c] on the last day of such LIBOR Rate Period.

      D. The last sentence of Subsection 2.3(a)(ii) of the Credit Agreement shall be deleted in its entirety and re placed with the following:

            Interest on each Prime Revolver Loan shall be payable in arrears in immediately available funds to the Agent at the Agent's Principal Office (A) if such Loan's Revolving Credit Termination Date falls after the end of the calendar month in which such Loan is made, (I) no later than the last day of the calendar month in which the Loan is made, and (II) no later than the last day of the calendar month which includes such Loan's Revolving Credit Termination Date, (B) if such Loan's Revolving Credit Termination Date falls within the same calendar month as the month in which the Loan is made, no later than the last day of such calendar month, or (C) if such Prime Revolver Loan is prepaid pursuant to the provisions of Subsection 2.4(b), on the date that such pre payment is made to Agent.

      E. The first two (2) sentences of Subsection 2.7 of the Credit Agreement shall be deleted in their entirety and replaced with the following:

            Unless the Agent shall have received notice from a Bank prior to the Borrowing Date of any Revolving Credit Loan that such Bank will not make available to the Agent the amount of such Bank's Proportionate Revolving Credit Commit ment with respect to such Loan, the Agent may assume that such Bank (a) if a LIBOR Rate Loan or a Prime Revolver Loan (other than a Swingline Loan) has made such amount available to the Agent on such Loan's Borrowing Date, or (b) if a Swingline Loan, will make such amount available to the Agent on the day immediately following such Loan's Borrowing Date. If and to the extent any Bank does not make the amount of its Proportionate Revolving Credit Commitment available to the Agent as described above, such Bank agrees to repay to the Agent forthwith on demand such corresponding amount together with interest and administrative charges thereon, for each day such amount is made available to the Borrowers until such amount is repaid to the Agent, at the customary rates set by the Agent for the correction of errors among banks.

      F. All capitalized terms used herein, unless otherwise defined herein, have the same meaning provided therefor in the Credit Agreement.

      G. The amendments set forth herein are limited pre cisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Credit Agreement or any of the documents referred to therein, or (b) prejudice any right or rights which the Agent or any Bank may now have or may have in the future under or in connection with the Credit Agreement or any documents referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or in any of the instruments, agreements or other documents or papers executed and delivered in connec tion therewith, it shall be deemed to mean the Credit Agree ment as modified by this First Amendment.

      H. This First Amendment may be executed by one or more the parties to this First Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                              NIAGARA COLD DRAWN CORP.


                              By:  /s/ Raymond Rozanski
                                 -----------------------------------------
                              Name:  Raymond Rozanski
                              Title: Executive Vice President

                              LASALLE STEEL COMPANY


                              By:  /s/ Raymond Rozanski
                                 -----------------------------------------
                              Name:  Raymond Rozanski
                              Title: Executive Vice President


                              MANUFACTURERS AND TRADERS TRUST COMPANY


                              By:  /s/ Robert J. Kush
                                 ----------------------------------------
                              Name:  Robert J. Kush
                              Title: Vice President


                              CIBC INC.


                              By:  /s/ William J. Koslo, Jr.
                                 ---------------------------------------
                              Name:  William J. Koslo, Jr.
                              Title: Director


                              NATIONAL CITY BANK


                              By:  /s/ Carlton Saisson
                                 ---------------------------------------
                              Name:  Carlton Saisson
                              Title: Vice President


                              THE PRUDENTIAL INSURANCE COMPANY OF
                              AMERICA


                              By:  /s/ Kevin J. Kraska
                                 ---------------------------------------
                              Name:  Kevin J. Kraska
                              Title: Vice President


                              THE NATIONAL BANK OF CANADA


                              By:  /s/ Robert Uhrig
                                 --------------------------------------
                              Name:  Robert Uhrig
                              Title: Vice President and Manager


                              By:  /s/ Mark J. Nigro
                                 --------------------------------------
                              Name:  Mark J. Nigro
                              Title: Vice President


                              MANUFACTURERS AND TRADERS TRUST COMPANY,
                              AS AGENT


                              By:  /s/ Robert J. Kush
                                 -------------------------------------
                              Name:  Robert J. Kush
                              Title: Vice President